Exhibit 4.11

THE SECURITIES REPRESENTED BY THE NOTES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.

THE HOLDERS OF THE NOTES ACKNOWLEDGE AND UNDERSTAND THAT THE NOTES ARE SUBJECT TO THE SUBORDINATION AGREEMENT DATED AS OF JUNE 3, 2014 AMONG HERCULES TECHNOLOGY GROWTH CAPITAL, INC., THE COMPANY, ZOSANO PHARMA, INC. (NOW NAMED ZP OPCO, INC.) AND THE PURCHASERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND

8% SUBORDINATED CONVERTIBLE PROMISSORY NOTES

This Second Amendment to Note Purchase Agreement and 8% Subordinated Convertible Promissory Notes (this “Amendment”) is executed as of September 4, 2014 by and among Zosano Pharma Corporation, a Delaware corporation formerly named ZP Holdings, Inc. (the “Company”), and the Requisite Noteholders whose signatures appear on the signature page hereto, and amends that certain Note Purchase Agreement dated as of February 26, 2014 among the Company and the Purchasers named therein, as amended by the First Amendment to Note Purchase Agreement and 8% Subordinated Convertible Promissory Notes dated as of June 3, 2014 (as so amended, the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree to amend the Purchase Agreement as follows:

1. Qualified Financing. The Purchase Agreement is hereby amended by deleting Section 3.6(b) thereof in its entirety and replacing it with the following:

“(b) “Qualified Financing” shall mean an equity financing consummated on or prior to December 31, 2014 involving the sale of equity securities of the Company (or equity securities of the ultimate parent of the surviving entity of a merger to which the Company is a party that does not constitute a Sale Transaction) to one or more institutional investors primarily for capital-raising purposes and resulting in aggregate gross proceeds to the Company (or such ultimate parent) of at least $25,000,000 (which threshold may be waived in connection with an equity financing with aggregate gross proceeds less than such amount (but in any case not less than $4,000,000) upon the written consent of the Requisite Noteholders in which case such equity financing shall constitute a Qualified Financing notwithstanding the amount of such equity financing), excluding the outstanding principal amount of the Notes to be converted into Qualified Financing Securities upon the closing of such financing.”

2. Effect of Amendment. Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

3. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or PDF copy), each of which shall be deemed an original and all of which together shall constitute one instrument.

(Signature Page Follows)

The parties have executed this Second Amendment to Note Purchase Agreement and 8% Subordinated Convertible Promissory Notes as of the date first written above.

ZOSANO PHARMA CORPORATION

By:	/s/ Vikram Lamba
Name: Vikram Lamba
Title: President and CEO

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership, its general partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

BMV DIRECT SO LP		BMV DIRECT SOTRS LP

By:	BioMed Realty, L.P.,	By:	BioMed Realty Holdings, Inc.,
	its general partner		its general partner

By:	/s/ Brian Wolfe	By:	/s/ Brian Wolfe
	Name: Brian Wolfe		Name: Brian Wolfe
	Title: Senior Corp. Counsel		Title: Senior Corp. Counsel